UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 17, 2026
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.05. Material Cyber Security Incident.
On June 13, 2026, 8x8, Inc. (the “Company” or “we”) was informed that an unauthorized third party threat actor exploited the Klue Labs, Inc. (“Klue”) third-party application programming integration connected to the Company's Salesforce, Inc. (“Salesforce”) customer relationship management system. The threat actor gained unauthorized access and exfiltrated certain information from 8x8’s Salesforce system. This unauthorized access occurred between June 11 and 12, 2026.
Upon discovery, 8x8 and Klue, with support from Salesforce, took immediate steps to disable the compromised integration and removed the unauthorized access. The threat actor exfiltrated certain competitively sensitive information about current, former and prospective customers of the Company, including fragmented contract and opportunity information, sales team notes, and contact information (names, business addresses, phone numbers and email addresses of the customers). Our investigation to date indicates that this incident was isolated to information stored in 8x8’s Salesforce system that was accessible through the Klue integration. The Company has and continues to implement additional security measures to reduce the risk of similar unauthorized access in the future.
As of the date of this report, other than the Company’s response and remediation activities, the incident has not had an impact on the Company’s business or operations. The Company’s ability to serve customers has not been impacted, and its information systems remain operational and undisrupted. We continue to investigate the extent of the incident including examining the information accessed. We are in the process of notifying the relevant regulatory authorities with respect to the unauthorized access. While the Company has determined this incident is reportable under Item 1.05 of Form 8-K due to the nature of the information accessed, based on the investigation to date, the incident is not expected to have a material impact on the Company’s operations or the Company’s financial condition or results of operations.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, statements regarding plans, expectations and beliefs about the incident, the Company’s incident response, the scope and impact of the incident on the Company’s systems, customers, financial condition or results of operations, and the Company’s investigation, containment and remediation efforts, are forward-looking statements based on management’s current expectations and beliefs and involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements, including the risk that the Company’s has underestimated the scope of or impacts from the incident, the possibility that containment and remediation efforts may not be successful and other risk and uncertainties contained in the documents filed by the Company with the Securities and Exchange Commission. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made and the Company disclaims any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2026

8x8, Inc.

By: /s/ KEVIN KRAUS
Kevin Kraus
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)